Exhibit 10.15
INTUIT INC.
EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated On July 27, 2005
     1. Establishment of Plan. The Company proposes to grant options for purchase of the Company’s Common Stock, $0.01 par value, to eligible employees of the Company and Participating Subsidiaries pursuant to this Plan. A total of 5,400,000 shares of the Company’s Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Capitalized terms not defined in the text are defined in Section 26 below. Any term not expressly defined in this Plan that is defined in Section 423 of the Code shall have the same definition herein.
     2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan and any agreement or document executed pursuant to this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to this Plan, including determining the forms and agreements used in connection with this Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel or her designee, the authority to approve revisions to the forms and agreements used in connection with this Plan that are designed to facilitate administration of the Plan and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan. The Committee may amend this Plan as described in Section 25 below. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Committee members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
     4. Eligibility.
          (a) Any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under this Plan, except the following:
               (i) employees who are not employed fifteen (15) days before the beginning of such Offering Period; and
               (ii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to

Intuit Inc.
Employee Stock Purchase Plan
purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.
          (b) An individual who provides services to the Company, or any Participating Subsidiary, as an independent contractor shall not be considered an “employee” for purposes of this Section 4 or this Plan, and shall not be eligible to participate in the Plan, except during such periods as the Company or the Participating Subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.
     5. Offering Dates.
          (a) Offering Periods shall be of three (3) months duration commencing on each June 16, September 16, December 16 and March 16 and ending on the following September 15, December 15, March 15 and June 15, respectively. Notwithstanding the foregoing and subject to Section 11(c) below, the Offering Period that commenced on March 16, 2005 shall be of twelve months duration and consist of four three-month Accrual Periods.
          (b) The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.
     6. Participation in this Plan. An eligible employee may become a Participant in an Offering Period on the first Offering Date after satisfying the eligibility requirements by following the enrollment procedures established by the Company and enrolling in the Plan by the enrollment deadline established by the Company before such Offering Date. The enrollment deadline shall be the same for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely enroll after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee follows the enrollment procedures established by the Company and enrolls in this Plan by the enrollment deadline established by the Company before a subsequent Offering Date. A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 11 or 12 below. A Participant is not required to file any additional agreement in order to continue participation in this Plan. An employee may only participate in one Offering Period at a time.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the applicable Accrual Period in such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock); provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Sections 10(a), 10(b) or 10(c) below with

Intuit Inc.
Employee Stock Purchase Plan
respect to the applicable Accrual Period. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold to Participants in any Offering Period shall be eighty-five percent (85%) of the lesser of:
          (a) The Fair Market Value on the Offering Date; or
          (b) The Fair Market Value on the Purchase Date;
provided, however, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock.
     9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Accrual Period. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary and commissions. Payroll deductions shall commence on the first payday of each Accrual Period and shall end on the last payday that occurs in such Accrual Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, if the last payday that occurs in an Accrual Period is within five business days prior to the Purchase Date, the last payday may be deemed to be the immediately preceding payday, provided that such determination is made and announced prior to the scheduled beginning of the applicable Accrual Period.
          (b) A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions before the beginning of such Offering Period by the deadline established by the Company and in accordance with the Company’s administrative procedures for the Plan.
          (c) Solely with respect to the twelve-month Offering Period that commenced on March 16, 2005, a Participant may lower or increase the rate of payroll deductions to be effective with the next Accrual Period to occur in that Offering Period by filing with the Company a new authorization for payroll deductions. The Participant must file the authorization before the beginning of the next Accrual Period during the same time period as enrollment is open under Section 6 above.
          (d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not timely submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a Participant’s account after such purchase of shares because the amount is insufficient to

Intuit Inc.
Employee Stock Purchase Plan
purchase a whole share shall be returned to the Participant, without interest. Any cash remaining in a Participant’s account after such purchase due to the limitations in Section 10 below shall be returned to the Participant, without interest. Subject to Section 12 below, no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
          (f) As promptly as practicable after the Purchase Date, the Company shall deliver shares representing the shares purchased.
          (g) During a Participant’s lifetime, such Participant’s option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares issued for the benefit of a Participant under this Plan will be issued to an account in the name of the Participant. The Company may require shares to be issued to an account established by a broker dealer approved by the Company.
     10. Limitations on Shares to be Purchased.
          (a) No Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee is a Participant in this Plan.
          (b) No Participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(e) below. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the deadline established by the Company to enroll or change the rate of payroll deductions for the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.
          (c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected thereby.
          (d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the Participant as soon as practicable after the end of the applicable Accrual Period, without interest.
          (e) Solely with respect to the twelve-month Offering Period that commenced on March 16, 2005, no more than twice the number of shares that the Participant could have purchased at the price on the Offering Date may be purchased by a Participant on any single Purchase Date within that Offering Period.

Intuit Inc.
Employee Stock Purchase Plan
     11. Withdrawal.
          (a) Each Participant may withdraw from an Offering Period under this Plan by withdrawing from the Plan in accordance to the procedures established by the Company by the deadline established by the Company for withdrawals.
          (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant withdraws from this Plan in accordance with Section 11(a), he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above in Section 6 for initial participation in this Plan.
          (c) Solely with respect to the twelve-month Offering Period that commenced on March 16, 2005, if the Fair Market Value on the Offering Date is higher than the Fair Market Value on the first day of any subsequent Offering Period, the March 16, 2005 Offering Period will end following the Purchase Date and the Company will automatically enroll such Participant in the Offering Period that begins immediately following the Purchase Date. Any funds accumulated in the Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A Participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period in accordance with this Section 11(c).
     12. Termination of Employment.
          (a) Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an eligible employee under Section 4 above, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.
          (b) For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain an eligible employee in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated, the Company shall promptly deliver to the Participant all payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the

Intuit Inc.
Employee Stock Purchase Plan
Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and provided further, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action and the accrued payroll deductions will be returned to each Participant without interest, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, shorten each Offering Period in progress and establish a new Purchase Date (the “Special Purchase Date”) upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume or substitute such options, the Committee shall shorten each Offering Period in progress and establish a Special Purchase Date upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. The price at which each share may be purchased on such Special Purchase Date shall be calculated in accordance with Section 8 above as if “Purchase Date” were replaced by “Special Purchase Date”.
     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; provided, that the price per share of Common Stock shall not be reduced below its par value per share.
     15. Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
     16. Reports. Individual accounts will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and any cash remaining in the Participant’s account after the shares are purchased.
     17. Notice of Disposition. In order that the Company may properly report the compensation attributable to a Participant’s disposition of shares purchased under this Plan, the Company may

Intuit Inc.
Employee Stock Purchase Plan
require Participants to keep shares purchased under this Plan in an account established with a broker dealer approved by the Company until the Participant sells, gifts or transfers such shares by descent or distribution. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
     19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.
     20. Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Term; Stockholder Approval. This Plan became effective October 7, 1996, the date on which it was adopted by the Board and was approved by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months after the date this Plan was adopted by the Board. No purchase of shares pursuant to this Plan occurred prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) July 27, 2015.
     22. Death of a Participant.
          (a) In the event of a Participant’s death, payroll deductions in his or her account shall be refunded to the Participant’s legal representative in accordance with the Company’s then current Payroll Department’s procedures for payment of a deceased employees’ wages. Any shares purchased under the Plan on behalf of a Participant are to be treated in accordance with the Participant’s will or the laws of descent and distribution.
     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Intuit Inc.
Employee Stock Purchase Plan
     24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.
     25. Amendment or Termination of this Plan. The Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant.
Notwithstanding the prohibition against affecting options previously granted under this Plan, this Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Committee’s setting a new Purchase Date with respect to an Offering Period then in progress if the Committee determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules or interpretations thereof that are applicable to this Plan.
The Company must obtain stockholder approval for each amendment of this Plan for which stockholder approval is required by the Code, the rules of any stock exchange or automated quotation system upon which the Company’s shares may then be listed, or any other applicable laws or regulation. Such stockholder approval must be obtained, in a manner permitted by applicable corporate law, within twelve (12) months of the adoption of such amendment by the Committee.
     26. Definitions.
(a)	“Accrual Period” means the three-month period coinciding with the Offering Period during which payroll deductions are accumulated, with the exception of the twelve-month Offering Period that commenced on March 16, 2005 which, subject to Section 11(c), is comprised of four three-month Accrual Periods.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation and Organizational Development Committee appointed by the Board. The Committee is comprised of at least two (2) members of the Board, all of whom are Outside Directors.

(e)	“Company” means Intuit Inc., a Delaware corporation.

(f)	“Fair Market Value” means as of any date, the value of a share of the Company’s Common Stock determined as follows:
(i) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;
(ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices

Intuit Inc.
Employee Stock Purchase Plan
on the principal national securities exchange on which the Common Stock is listed or admitted to trading;
(iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or
(iv) if none of the foregoing is applicable, by the Board in good faith.
(g)	“Maximum Share Amount” means the maximum number of shares which may be purchased by any employee at any single Purchase Date.

(h)	“Notice Period” is the period beginning two (2) years from the Offering Date and one (1) year from the Purchase Date on which such shares were purchased.

(i)	“Offering Date” is the first business day of each Offering Period.

(j)	“Offering Period” means a three-month period containing a single three-month Accrual Period. Notwithstanding the foregoing, and subject to Section 11(c) above, the Offering Period that commenced on March 16, 2005 shall be a twelve-month period containing four three-month Accrual Periods.

(k)	“Outside Directors” means outside directors within the meaning of Code Section 162(m).

(l)	“Participating Subsidiaries” means Subsidiaries that have been designated by the Committee from time to time as eligible to participate in this Plan.

(m)	“Plan” means this Intuit Inc. Employee Stock Purchase Plan, as amended from time to time.

(n)	“Parent Corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Code Sections 424(e) and 424(f).

(o)	“Participant” means an employee who meets the eligibility requirements of Section 4 above and timely enrolls in the Plan in accordance with Section 6 above.

(p)	“Purchase Date” is the last business day of each Accrual Period.

(q)	“Reserves” means (i) the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and (ii) the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option.